Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-189965) pertaining to the Amended and Restated Incentive Stock Option Plan, 2013 Equity Incentive Plan, and 2013 Employee Stock Purchase Plan of Mirati Therapeutics Inc. of our report dated March 17, 2014, with respect to the consolidated financial statements of Mirati Therapeutics Inc. included in this Annual Report
(Form 10-K) for the year ended December 31, 2013.

March 17, 2014                            /s/Ernst & Young LLP1
Montreal, Canada

1 CPA auditor, CA, public accountancy permit no. A120254